UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2020

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-7660
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange, Toronto Stock Exchange
Preferred Stock Purchase Right	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2020, at the 2020 Annual Meeting of Stockholders (“Annual Meeting”) of Maxar Technologies Inc. (“Company”), the Company’s stockholders, upon recommendation of the Company’s Board of Directors, approved an amendment to the Maxar Technologies Inc. 2019 Incentive Award Plan (“2019 Plan”) to increase by 2,550,000 shares the number of shares of the Company’s common stock available for issuance under the 2019 Plan (“Plan Amendment”). The Plan Amendment became effective upon approval by the stockholders.

A summary of the Plan Amendment is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 30, 2020.  That summary and the foregoing description of the Plan Amendment are qualified in their entirety by reference to the full text of the Plan Amendment, which is filed as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Item 5.07      Submission of Matters to a Vote of Security Holders.

On May 13, 2020, the Company held the Annual Meeting. The Company previously filed with the U.S. Securities and Exchange Commission a definitive proxy statement and related materials pertaining to the Annual Meeting, which describe in detail each of the four proposals submitted to stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal One: The Company’s stockholders elected each of the director nominees, each to serve for a one-year term expiring at the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified. The votes regarding this proposal were as follows:

Name of Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
Gen. Howell M. Estes III	28,478,085	671,567	49,573	10,640,407
Nick S. Cyprus	28,683,724	457,329	58,172	10,640,407
Roxanne J. Decyk	28,472,725	669,685	56,815	10,640,407
Joanne O. Isham	28,558,861	577,567	62,797	10,640,407
Daniel L. Jablonsky	28,868,864	285,560	44,801	10,640,407
Gen. C. Robert Kehler	28,554,053	580,861	64,311	10,640,407
Dr. L. Roger Mason, Jr.	28,692,821	442,381	64,023	10,640,407
Eric J. Zahler	21,827,226	7,304,254	67,745	10,640,407
Eddy Zervigon	28,538,421	394,187	67,745	10,640,407

Proposal Two: The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
27,889,984	1,053,798	255,443	10,640,407

Proposal Three: The Company’s stockholders approved the Plan Amendment. The votes regarding this proposal were as follows:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
26,508,662	2,584,245	106,318	10,640,407

Proposal Four: The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The votes regarding this proposal were as follows:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
39,578,503	161,457	99,672	0

Item 9.01     Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

10.1	First Amendment to the Maxar Technologies Inc. 2019 Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary